UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

PETRO RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 1, 2007, Petro Resources Corporation (the “Company”) issued a press release to announce that Harry Lee Stout is joining the Company as Executive Vice President, Chief Financial Officer and General Counsel, effective June 1, 2007. Prior to joining the Company, Mr. Stout served as a consultant to Petrohawk Energy Corporation since August 2006. From 1991 until 2006, Mr. Stout served as President of KCS Energy Services, Inc.

The Company and Mr. Stout have entered into a letter agreement (the “Agreement”) dated May 25, 2007. The term of the Agreement begins on June 1, 2007 and expires on May 31, 2010. Under the terms of the Agreement, Mr. Stout will be paid a base salary of $150,000 per year. He will also be eligible for an annual cash bonus equal to 50% of his base salary if all of the annual targets set by the Board of Directors of the Company are met, such to be adjusted upward or downward based on the level of the Company’s achievement of such targets.

In addition, Mr. Stout will receive (i) an initial grant of 25,000 shares of common stock of the Company under the Company’s 2006 Stock Incentive Plan (the “Plan”) on June 1, 2007 with the shares to be vested as of such date; and (ii) subsequent grants of 25,000 shares of common stock under the Plan on each annual anniversary of his start date in 2008, 2009 and 2010.

Mr. Stout will also be granted 100,000 incentive stock options under the Plan on June 1, 2007, at an exercise price per share equal to the closing price of the common stock of the Company on the American Stock Exchange on such date. These options shall vest as follows: (i) 25,000 options shall vest and be immediately exercisable on June 1, 2007; and (ii) the remaining options will vest and become exercisable in installments of 25,000 options each on each annual anniversary of his start date in 2008, 2009 and 2010.

The office of Chief Financial Officer of the Company was previously held by Mr. Allen R. McGee. Mr. McGee will continue to serve as Executive Vice President and Chief Accounting Officer. Mr. McGee will also continue to serve as a member of the Board of Directors of the Company.

A copy of the Agreement and the press release are attached to this filing as Exhibits 10.1 and 99.1, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Letter Agreement dated May 25, 2007, between Petro Resources Corporation and Harry Lee Stout.

Exhibit 99.1	Press Release of Petro Resources Corporation dated June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PETRO RESOURCES CORPORATION

Date: June 1, 2007	/s/ Wayne P. Hall
Wayne P. Hall
Chief Executive Officer